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                                                                    EXHIBIT 99.1

                                 NEWS RELEASE
                            VISTA RESOURCES, INC.

                             One Atlantic Center
                                  Suite 5000
                         1201 W. Peachtree Street, NW
                            Atlanta, Georgia 30309
                                   Contact:
                                 L.P. Klamon
                                (404) 815-2000



FOR IMMEDIATE RELEASE
---------------------

ATLANTA, GEORGIA (September 7, 1995) - Vista Resources, Inc., (NYSE: VS) today announced that its name will be changed to Fuqua Enterprises, Inc. effective September 8, 1995. The company had previously intended to change its name to Fuqua Industries, Inc. but determined that it might cause confusion with the corporation which previously had that name. Accordingly, the company decided that Fuqua Enterprises, Inc. was a more appropriate name.

Fuqua Enterprises, Inc. will continue to be listed on the New York Stock Exchange and will trade under the symbol FQE beginning September 11, 1995.